UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2008

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	58-2511877 (I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Named Officers; Compensatory Arrangements of Certain Officers

Executive Officer Compensation

The Leadership and Compensation Committee (the “Compensation Committee”) of the Board of Directors of EarthLink, Inc. (the “Company”), after considering a competitive market review of total compensation for its executive officers, has taken the following actions:

2007 Named Executive Officer Bonus Payments

On February 6, 2008, the Compensation Committee approved bonus payments under the Company’s 2007 executive officer bonus plans for the following named executive officers: Kevin M. Dotts, Chief Financial Officer, $168,628; Craig I. Forman, Chief Product Officer, $162,320; and Linda W. Beck, President, New Edge Networks, $94,200.  Bonus payments also are being made to Rolla P. Huff, President and Chief Executive Officer, and Joseph M. Wetzel, Chief Operating Officer, generally in accordance with their employment agreements, which bonuses in the case of Mr. Huff represent 100% of his eligible earnings since joining the Company in June 2007, or $375,000, and in the case of Mr. Wetzel represent 65% of his first four months of earned salary since joining the Company in August 2007, or $85,000.  The Compensation Committee also approved a supplemental bonus for Mr. Huff of $102,750 and for Mr. Wetzel of $23,290, respectively, in recognition of the Company’s achievements since the time Mr. Huff and Mr. Wetzel became the Company’s Chief Executive Officer and Chief Operating Officer, respectively.  (The supplemental bonus amount of $102,750 to Mr. Huff represents the amount Mr. Huff would have received if he had been a participant in the 2007 executive officer bonus plan and the supplemental bonus amount of $23,290 to Mr. Wetzel represents the incremental amount above the bonus specified in Mr. Wetzel’s employment agreement in order to provide Mr. Wetzel with a total bonus payment equal to what he would have received if he had been a participant in the 2007 executive officer bonus plan.)

2008 Named Executive Officer Salaries

On February 8, 2008, the Compensation Committee established the following base salaries for the following named executive officers to be effective in March 2008: Mr. Huff, President and Chief Executive Officer, $800,000; Mr. Wetzel, $416,000; Mr. Dotts, $373,360; Mr. Forman, $362,250; and Ms. Beck, $306,360.

2008 Executive Bonus Plan

On February 8, 2008, the Compensation Committee established the 2008 annual bonus plan (the “2008 Bonus Plan”) for the Company’s executive officers.  In establishing the 2008 Bonus Plan, the Compensation Committee is continuing the annual bonus plan philosophy of focusing on revenue and free cash flow performance measures the Compensation Committee adopted when it approved the September 1 – December 31, 2007 bonus plan following the Company’s restructuring plan announcement in August 2007, but with more emphasis in 2008 on free cash flow than on revenue.  The bonus payouts under the 2008 Bonus Plan for the Company’s executive officers generally will be tied to revenue measures (20% weighting) and free cash flow measures (80% weighting). (“Free cash flow” refers to income from operations before facility exit and restructuring costs, depreciation and amortization and stock-based compensation expense under Statement of Financial Accounting Standards No. 123(R), less cash used for purchases of property.)

The Compensation Committee also determined to increase the maximum bonus opportunity for its executive officers.  The 2008 Bonus Plan provides for a sliding scale of bonus payouts which range between a minimum threshold level (payout of 50% of target), a target level, which is tied to the Company’s 2008 operating plan (100% payout), and a maximum level (payout of 200% of target). Bonus payouts, if any, to the named executive officers, other than Mr. Huff, attributable to achievement of performance in excess of the target level will be paid in cash or restricted stock units (“RSUs”), as determined by the Compensation Committee, which cash or RSUs would be paid if the executive officer remains employed by the Company six months following the bonus payout date. The bonus payout, if any, to Mr. Huff attributable to such achievement of performance will be paid in RSUs, which RSUs would be paid if Mr. Huff remains employed by the Company one year following the bonus payout date.

Under the 2008 Bonus Plan, each of the following named executive officers has the following target bonus opportunity as a percentage of eligible earnings: Mr. Huff, 100% (with a maximum payout of 200% of eligible earnings); Mr. Wetzel, 65%; Mr. Dotts, 60%; Mr. Forman, 60%; and Ms. Beck, 60%. In addition, for the 2008 Bonus Plan the Compensation Committee has approved for each of the following named executive officers a special supplemental target bonus opportunity as a percentage of eligible earnings tied, with respect to the named executive officers, other than Mr. Huff, to the achievement of individual performance objectives relevant to the Company’s post-restructuring operations:  Mr. Huff, 20%; Mr. Wetzel, 10%; Mr. Dotts, 10%; Mr. Forman, 10%; and Ms. Beck, 10%. With respect to Mr. Huff, the special supplemental target bonus opportunity is tied to the achievement of Company performance objectives provided for in the 2008 Bonus Plan.

The levels of revenue and free cash flow necessary to satisfy the threshold, target and maximum bonus payouts are being set taking into account the Company’s 2008 operating plan. The final bonus amounts paid, if any, shall be determined by the Compensation Committee based on achievements of the performance measures and the individual performance objectives. Any bonus payments under the 2008 Bonus Plan up to the 100% achievement level will be paid in one lump sum payment after the end of the 2008 fiscal year.

2008 Equity Awards

On February 8, 2008, the Compensation Committee granted the 2008 long-term incentive compensation plan equity awards.  As with the 2008 Bonus Plan, the Compensation Committee has attempted to design long-term incentive compensation plan awards that are consistent with the Company’s current operating strategy of managing revenues and generating free cash flow.  The Compensation Committee believes that RSUs are the most appropriate equity award for a company with this operating strategy.  Also, in determining the number of RSUs to grant in 2008 the Compensation Committee took into account that a substantial percentage of the executive officers’ outstanding long-term incentive compensation is represented by stock options with exercise prices above current trading prices for the Company’s Common Stock.  As a result, in order to increase the incentive opportunities, and to improve existing retention measures, the Compensation Committee granted more RSUs than it would be likely to grant in other years.

On February 8, 2008, the Compensation Committee granted the following number of RSUs to the following named executive officers: Mr. Huff, 400,000; Mr. Wetzel, 225,000; Mr. Dotts; 200,000; Mr. Forman, 180,000; and Ms. Beck, 160,000.  Of the RSUs granted to the named executive officers other than Mr. Huff, 25% vest one-third a year over a three year period (as long as the named executive officer is employed by the Company), and 75% are dependent on the Company’s achievement of a 2008 free cash flow performance target and then if that target is achieved, 50% of those RSUs vest after one additional year of employment following the measurement of such achievement and 50% vest after an additional year of employment. With respect to Mr. Huff, 100% of his RSUs are dependent on the Company’s achievement of a 2008 free cash flow performance target and then if that target is achieved, 50% of those RSUs vest after one additional year of employment following the measurement of such achievement and 50% vest after an additional year of employment.

Director Compensation

On February 8, 2008, the Compensation Committee also determined to amend the Board of Directors Compensation Plan in order to provide for compensation to be paid to the director elected to the position of Lead Director (which position had been created by the Board of Directors on January 23, 2008).  Under the revised Board of

Directors Compensation Plan, the Company will pay the Lead Director an annual retainer of $20,000 (payable semi-annually) in addition to the other compensation the Lead Director is entitled to as a Director.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Board of Directors Compensation Plan (effective February 2008)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
(Registrant)

Date: February 12, 2008	By:	/s/ Kevin M. Dotts
Name: Kevin M. Dotts
Title: Chief Financial Officer